SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
AMENDMENT NO. 1
TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2004

CONNECTIVCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-70663	606-1529524
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Raritan Center Parkway, Edison, NJ 08837
(Address of Principal Executive Offices)	(Zip Code	)

Registrant's telephone number, including area code: (732) 225-8910

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 4.    CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

On January 5, 2004, ConnectivCorp (the "Company") filed a report on Form 8-K announcing that it had dismissed the Company's independent auditors. The decision to change independent auditors was made in connection with the consummation of the Company's merger with Majesco Sales Inc., ("Majesco"), as reported in the Company's Current Report on Form 8-K dated December 5, 2003 and filed on December 22, 2003 (the "Merger"). The purpose of this amendment is to announce that on February 11, 2004, the Company engaged Goldstein Golub Kessler LLP ("GGK") as its new independent auditors. In lieu of an audit or similar committee of the Board of Directors of the Company (the "Board"), the decision to engage GGK was recommended and approved by the Board.

During the fiscal years ended December 31, 2001 and 2002 and the subsequent interim period prior to the Merger, as well as the period from the date of the Merger through the date of this current report, GGK was not engaged as the Company's principal accountants to audit the Company's financial statements nor were they consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K, however, GGK were the principal accountants to Majesco prior to the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTIVCORP

Date: February 17, 2004	By: /s/ Jesse Sutton
Name: Jesse Sutton
Title: President and Chief Executive Officer